Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports Preliminary First-Quarter Financial Results

in Advance of Investor Day

Company Expects to Report 50% Year-over-Year Order Growth and 38% Increase in Sales;

Announces Launch of New Technology-Leading Products

CHESTNUT RIDGE, NY, SEPTEMBER 30, 2010 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced preliminary financial results for its fiscal first quarter ending October 2, 2010. The Company also announced the scheduled launch of a number of significant new products.

For the first quarter of fiscal 2011, LeCroy expects to report a 38% year-over-year increase in revenues to approximately $38.6 million. This compares with $28 million in the first quarter of 2010 and with first-quarter fiscal 2011 guidance of between $37 million and $38 million. Non-GAAP operating margin for the first quarter of fiscal 2011 is expected to be approximately 10.4%, compared with 5.7% in the first quarter of fiscal 2010 and with first-quarter fiscal 2011 guidance of between 9% and 10%. The Company expects to report year-over-year order growth of 50% for the first quarter of fiscal 2011.

The preliminary financial information presented in this news release reflects the extent of LeCroy’s most current understanding of its financial results. Detailed GAAP to non-GAAP reconciliation will be provided in the Company’s first-quarter financial results press release scheduled for the week of October 25, 2010.

“The first quarter has been a promising start to our new fiscal year,” said LeCroy President and Chief Executive Officer Tom Reslewic. “We expect to exceed the high end of our guidance range for the quarter for both revenues and operating margin. We also anticipate reporting 50% year-over-year growth in orders, primarily reflecting strong orders for oscilloscopes, which grew 56% compared with last year and 14% compared with the previous quarter.”

“Our first-quarter performance demonstrates that the new products we launched during the past year have successfully positioned LeCroy to capitalize on the continuously improving demand environment,” Reslewic said. “Today we are starting another comprehensive round of technology-leading product introductions that we expect to continue through the spring of calendar 2011. This series of launches will span LeCroy’s full product range, adding capabilities and models, encompassing products in completely new categories and further cementing our leadership in high-speed data communications test solutions.”

“Yesterday we announced five exciting new products, including updated ‘A’ versions of our award-winning WaveMaster 8 Zi series oscilloscopes, a new 4-channel 20 GHz oscilloscope, and a range-topping oscilloscope with 45 GHz of real-time bandwidth, the WaveMaster 845Zi-A,” added Reslewic. “In addition, we launched an innovative new product called SPARQ, which helps customers directly solve many advanced signal integrity problems. Finally, we announced LabMaster, a new family of high-speed, multi-channel oscilloscope modules. LabMaster provides industry-leading capabilities of up to 5 synchronized channels with 45 GHz of bandwidth and up to 20 synchronized channels of up to 20 GHz of bandwidth. This new offering is aimed at designers of emerging high-speed multi-lane data communications systems. The highest-end LabMaster system will be priced at approximately US $1 million.”

“Last week we filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission,” said Reslewic. “Although we have no specific plans to raise capital at this time, the registration provides LeCroy with greater flexibility to take advantage of new product development, financing and other business opportunities when and if they arise.”

Investor Day Webcast Information

LeCroy will broadcast its Investor Day live over the Internet today, Thursday, September 30, 2010 at 9:00 a.m. ET. The webcast will feature a presentation by President and Chief Executive Officer Tom Reslewic, who will provide an overview of the Company’s business, growth strategy and industry outlook. Mr. Reslewic also will discuss LeCroy’s comprehensive new round of product introductions. The webcast can be accessed in the “Investors” section of the Company’s website at www.lecroy.com. For those unable to listen to the live presentation, the event will be archived and available on the Company’s website for approximately one year.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, and military and aerospace markets. LeCroy’s 45-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This preliminary financial information is subject to change and is based on management’s estimates derived from the information available at this time. In addition, the financial information provided has not yet been reviewed by the Company’s independent registered public accounting firm and is subject to that review and may change before filing on Form 10-Q. Further, this release contains forward-looking statements, including those pertaining to, but not limited to, expectations regarding: LeCroy’s first-quarter fiscal 2011 financial results; the commencement of another comprehensive round of product introductions that is expected to continue through the spring of calendar 2011; the capabilities and success of those products; and the Company’s expectations relating to its recent shelf registration.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; failure to obtain and maintain cost reductions; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates; changes in, or interpretations of, accounting principles; inventory write-down; impairment of long-lived assets; valuation of deferred tax assets; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; LeCroy’s inability to purchase its convertible debt; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers.

For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings, which are available at the Company’s website www.lecroy.com. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the company.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

Non-GAAP operating margin is computed as non-GAAP operating income as a percentage of total revenues. Non-GAAP operating income is defined as operating income reported under GAAP excluding primarily share-based compensation costs and business realignment charges. Non-GAAP operating margin and non-GAAP operating income are not substitutes for the comparable GAAP measures.